UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:
(Date of earliest event reported)

August 30, 2005

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RENT-A-CENTER, INC.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-25370 (Commission File Number)	45-0491516 (IRS Employer Identification No.)
5700 Tennyson Parkway Plano, Texas 75024 (Address of principal executive offices and zip code)

(972) 801-1100

(Registrant's telephone
number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 2.05 Costs Associated with Exit or Disposal Activities.

On September 6, 2005, Rent-A-Center, Inc. (the "Company"), issued a press release announcing the closing of up to 162 stores across the United States. The closings are expected to be completed by December 31, 2005. The press release is attached as Exhibit 99.1 to this report.

The decision to close these stores was based on management's analysis and evaluation of the markets in which the Company operates, including the Company's market share, operating results, competitive positioning and growth potential for the affected stores. The 162 stores include 114 stores that the Company intends to close and merge with existing Company stores and up to 48 additional stores that the Company intends to sell, merge or close by December 31, 2005.

The Company expects to incur pre-tax restructuring expenses in the range of $12.1 million to $25.1 million, which will be recorded in the third and fourth quarters of the fiscal year ending December 31, 2005. The estimated costs (in thousands) are as follows:

Category	Low Estimate	High Estimate
Lease termination expense	$8,661	$13,047
Fixed asset disposal	2,630	4,211
Potential goodwill impairment	----	6,445
One time termination benefits	----	288
Other	830	1,142
	__________________	________________
Total	$12,121	$25,133

The expected cash outlay associated with this restructuring expense will be in the range of $9.0 million and $13.7 million.

Item 9.01	Financial Statements and Exhibits
Exhibit 99.1 Press Release, dated September 6, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENT-A-CENTER, INC.
Date: September 6, 2005	By:	/s/ Robert D. Davis
Robert D. Davis Senior Vice President -- Finance, Chief Financial Officer and Treasurer

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EXHIBIT INDEX
Exhibit No. 99.1	Description Press release, dated September 6, 2005